UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

                             EXCHANGE ACT OF 1934

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [X] Preliminary Proxy Statement
     [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-
         6(e)(2))
     [ ] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                              ATC HEALTHCARE, INC.
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                (Name of Registrant as Specified in its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed
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                                       1

                              ATC HEALTHCARE, INC.
                               1983 MARCUS AVENUE
                          LAKE SUCCESS, NEW YORK 11042

                                ---------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                               TO BE HELD ON AUGUST 12, 2003
                                ---------------


     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of ATC Healthcare, Inc., a Delaware corporation (the "Company"), will be held at the Andrew Hotel, 75 North Station Plaza, Great Neck, New York on Tuesday, August 12, 2003 at 10:00 a.m. (New York Time) for the following purposes:


          1) To elect two Class A Directors to serve for a three-year term and until their successors are elected and qualified; and

           2) To vote on a proposal to amend the Company's Restated Certificate of Incorporation to increase the total number of authorized shares of Class A Common Stock from 50,000,000 to 75,000,000; and

           3) To transact such other business as may properly come before the meeting or any adjournment thereof.



     Only stockholders of record at the close of business on June 30, 2003 are entitled to notice of and to vote at the meeting.


                                     By Order of the Board of Directors,

                                     /s/ DAVID SAVITSKY
                                     ------------------
                                     DAVID SAVITSKY
                                     Secretary


June   , 2003


IMPORTANT: Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted at the meeting. Accordingly, after reading the enclosed Proxy Statement, you are urged to SIGN, DATE and RETURN the enclosed proxy in the envelope provided which requires no postage if mailed in the United States.

                              ATC HEALTHCARE, INC.
                               1983 MARCUS AVENUE
                          LAKE SUCCESS, NEW YORK 11042
                                ---------------

               PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON AUGUST 12, 2003
                                ---------------


     This Proxy Statement and the accompanying proxy is being mailed to stockholders of ATC Healthcare, Inc. (the "Company") in connection with the solicitation of proxies by the Company's Board of Directors (the "Board of Directors") for use at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at the Andrew Hotel, 75 North Station Plaza, Great Neck, New York on August 12, 2003, and any adjournment thereof. A copy of the notice of meeting accompanies this Proxy Statement. The first date on which this Proxy Statement and accompanying proxy are being sent to stockholders is on or about , 2003.


                            SOLICITATION OF PROXIES


     All shares represented by proxies received pursuant to this solicitation will be voted as instructed. If no instructions are given, the persons named in the accompanying proxy intend to vote (i) for the nominees named herein as a Class A Directors of the Company, and (ii) for approval of an increase in the authorized shares of Class A Common Stock of the Company.

     Stockholders who execute proxies may revoke them by delivering subsequently dated proxies or by giving written notice of revocation to the Secretary of the Company at any time before such proxies are voted. No proxy will be voted if the stockholder attends the meeting and elects to vote in person.

     The Board of Directors does not know of any matter other than as set forth herein that is expected to be presented for consideration at the meeting. However, if other matters properly come before the meeting, the persons named in the accompanying proxy intend to vote thereon in accordance with their judgment.

     A copy of the Annual Report of the Company containing financial statements for the fiscal year ended February 28, 2003, is included herewith, but is not to be considered part of the proxy soliciting materials.

     The Company's principal executive offices are located at 1983 Marcus Avenue, Lake Success, New York 11042.

                  RECORD DATE, OUTSTANDING VOTING SECURITIES,
                        VOTING RIGHTS AND VOTE REQUIRED


     Only stockholders of record at the close of business on June 30, 2003 (the "Record Date") will be entitled to notice of, and to vote at, the meeting and any adjournment thereof. As of the Record Date, shares of the Company's Class A Common Stock, $.01 par value per share (the "Class A Common Stock"), and shares of the Company's Class B Common Stock, $.01 par value per share (the "Class B Common Stock," collectively with the Class A Common Stock, the "Common Stock" and shares of the 7% Convertible Series A Preferred Stock (the "Series A Preferred Stock"), which are convertible into 1,280,378 shares of Class A Common Stock, collectively with the Class A Common Stock, were outstanding. As of the Record Date, the Class A Common Stock was held of record by approximately holders, the Class B Common Stock was held of record by approximately holders and the Series A Convertible Preferred Stock was held of record by 4 holders (in each case, including brokerage firms holding stock in "street name" and other nominees).

     Each holder of record of Class A Common Stock is entitled to cast one vote for each share of Class A Common Stock held by such holder. Each holder of record of Class B Common Stock is entitled to cast ten votes (except in certain circumstances which are inapplicable to the election of directors and amendments to the Restated Certificate of Incorporation) for each share of Class B Common Stock held by such holder. Each holder of Series A Preferred Stock is entitled to cast one vote per share of Class A Common Stock that may be received upon conversion of the holder's shares of Series A Preferred Stock into Class A Common Stock. Holders of shares of Series A Preferred are entitled to vote with the holders of Common Stock as a single class on all matters submitted to our stockholders.

     The Company's by-laws provide that the presence in person or by proxy of the greater of (i) the holders of a majority of the votes of the shares of stock entitled to vote at the meeting or (ii) 33 1/3% of the shares of stock entitled to vote at the meeting shall constitute a quorum. The affirmative vote of the holders of a majority of the votes of all of the shares of Class A and Class B Common Stock and Series A Preferred Stock, voting together as one class, represented at the meeting in person or by proxy entitled to vote is necessary for the election of the nominees for Class A Director. Approval of an increase in the authorized shares of Class A Common Stock requires the affirmative vote "for" by (i) the holders of a majority of the votes entitled to be cast by holders of Class A Common Stock voting separately as a class (ii) the holders of a majority of the votes entitled to be cast by the holders of Class B Common Stock, voting separately as a class (iii) the holders of a majority of the votes entitled to be cast by holders of Series A Preferred voting separately as a class, and (iv) the holders of a majority of the votes entitled to be cast by holders of Class A Common Stock, Class B Common Stock and Series A Preferred Stock, voting together, on the Record Date. As of the Record Date, shares of Class A Common Stock, no shares of Class B Common Stock and 1,800 shares of Series A Preferred Stock which are convertible into 1,172,662 shares of Class A Common Stock were held by the executive officers and directors of the Company. The executive officers and directors will control approximately 32% of the votes entitled to be cast at the annual meeting by holders of Common Stock. The executive officers and directors of the Company intend to vote their shares for the election of the nominees for Class A Director and in favor of the proposal to increase the authorized shares of Class A Common Stock.


                  With respect to abstentions, the shares will be considered present at the meeting to determine whether there is a quorum present, but since they are not affirmative votes for the proposal, they will have the same effect as a vote withheld on the election of the Class A Directors and a vote against any other proposal, including the proposal to increase the authorized number of shares of Class A Common Stock. If a broker returns a properly executed proxy, but does not vote the shares on the proposal for the election of the Class A Directors, those shares will be considered as present at the meeting and entitled to vote and will thus have the effect of a vote to withhold authority for the election of the Class A Directors. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular non-routine proposal, including the proposal to increase the authorized number of shares of Class A Common Stock. Those shares will be considered as present at the meeting to determine whether there is a quorum present, but because they are not entitled to vote on such proposal they will have no effect on the outcome of any proposal which is determined by the vote of those present at the meeting, but will have the effect of a negative vote on any proposal the outcome of which is dependant on the affirmative vote of the holders of a majority of the shares or of the majority of the votes outstanding (including the proposal to amend the Restated Certificate of Incorporation to increase the number of authorized shares of Class A Common Stock.


     There is a box on the proxy card to vote for or to withhold authority to vote for the nominees for Class A Director. There is also a box on the proxy card to vote for or against or to abstain on the proposal for approval of an increase in the authorized shares of Class A Common Stock of the Company.

                   PROPOSAL 1 - ELECTION OF CLASS A DIRECTORS

     The Board of Directors is divided into three classes. One class is elected each year to hold office for a three-year term and until their successors are elected and qualified. Class A is the class whose term will expire at the Annual Meeting. This class consists of two directors, David Savitsky and Jonathan Halpert, who are the nominees of the Board of Directors. The nominees for Class A Director, if elected by a majority of the votes cast at the Annual Meeting, will serve until the 2006 Annual Meeting and until their successors are elected and qualified. Unless otherwise instructed by the stockholders, it is intended that the shares represented by the proxies in the accompanying form will be voted for such nominees. If a nominee should become unavailable to serve for any reason, which the Board of Directors does not presently anticipate, the proxies will be voted for any substitute nominee who may be selected by the Board of Directors prior to or at the meeting or the Board of Directors may elect to fill the vacancy at a later date after selecting an appropriate nominee.

     In addition to the Class A Directors, the Board of Directors consists of three other directors. Bernard Firestone and Donald Meyers are Class B Directors whose terms will expire at the 2004 Annual Meeting provided their successors are elected and qualified. Stephen Savitsky is a Class C director whose term will expire at the 2005 Annual Meeting provided his successor is elected and qualified.

     The Company's By-Laws require that notice of nomination of persons for election to the Board of Directors, other than those made by the Board of Directors, must be submitted in writing to the Secretary of the Company not less than thirty nor more than sixty days prior to the Annual Meeting. The notice must set forth certain information concerning the nominees and the stockholders making the nominations. Also, within the same period, the Secretary of the Company must receive the nominee's written consent to being a nominee and a statement of intention to serve as a director, if elected.

     The nominee for Class A Directors named in this Proxy Statement has filed with the Company a written consent to being a nominee and a statement of intention to serve as a director, if elected.

                            REQUIRED AFFIRMATIVE VOTE

     The election of the Class A Directors requires the affirmative vote of a majority of the votes of all of the Class A and Class B Common Stock and Series A Preferred Stock, voting together as one class, present at the meeting in person or by proxy entitled to vote thereon.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE LISTED NOMINEES.

           PROPOSAL 2 - PROPOSAL TO AMEND OUR RESTATED CERTIFICATE OF
               INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED
                       SHARES OF CLASS A COMMON STOCK FROM
                            50,000,000 TO 75,000,000

     The Board recommends that the stockholders approve the following resolution:

     RESOLVED, that the proposal of the board of directors to amend first paragraph of Article IV of the Restated Certificate of Incorporation to increase the number of shares of authorized Class A Common Stock from 50,000,000 to 75,000,000 is hereby approved and adopted; and it is further RESOLVED, that at any time prior to the filing of the amendment to the Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, the board of directors is authorized and empowered to abandon such amendment without further action by the stockholders.

     Our certificate of incorporation currently provides that 50,000,000 shares of Class A Common Stock are authorized to be issued. The Board has unanimously approved and adopted, subject to stockholder approval, an amendment to the Restated Certificate of Incorporation that increases the number of shares of Class A Common Stock authorized to be issued from 50,000,000 shares to 75,000,000 shares. As of June 6, 2003, there were 23,615,706 outstanding shares of Class A Common Stock; 4,330,235 shares reserved for future issuance under the Company's various stock option plans; 799,831 shares reserved for future issuance under the Company's employee stock purchase plan; and 1,280,378 shares reserved for future issuance upon the conversion of the Company's Series A Preferred Stock.

     The Board of Directors is of the opinion that the proposed increase in the number of authorized shares of Common Stock is in the best interest of the Company and its shareholders. The authorization of an additional 25,000,000 shares of Class A Common Stock as contemplated by the proposal would give the Company the ability to use equity shares for future acquisitions, capital formation, issuance under employee stock option and stock purchase plans, and other corporate purposes.


ANTI-TAKEOVER EFFECT

     Although the proposed increase in the number of authorized shares of Class A Common Stock is not intended for anti-takeover purposes, such increase may have the effect of discouraging or making more difficult takeover bids, tender offers, proxy contests and the removal of incumbent management. The potential anti-takeover effect of the increase in the number of authorized shares of Class A Common Stock may have an adverse effect on the price of the Class A Common Stock.

      The Restated Certificate of Incorporation and the By-Laws of the Company contain provisions which could have an anti-takeover effect including the following:

     Classified Board of Directors. Under the Restated Certificate of Incorporation and By-Laws, the Company's Board of Directors is divided in to three classes. A separate election is held for each class of Directors, and the classes have three-year staggered terms so that no two classes are elected in the same year. In the case of a classified board, Delaware Law provides that a director or the entire Board of Directors may be removed by the shareholders only for cause. The Restated Certificate of Incorporation provides that any director or the entire Board of Directors may be removed at any time, but only for cause and only by the affirmative vote of the holders of at least 80% of the voting power of the outstanding Class A and Class B Common Stock (with the Class B Common Stockholders having one vote per share) and Series A Preferred Stock. In addition, the affirmative vote of the holders of at least 80% of the voting power of the outstanding Class A and Class B Common Stock (with the Class B Common Stockholders having one vote per share) and Series A Preferred Stock is required to amend, alter or repeal the foregoing provisions.


     Shareholder Action by Unanimous Written Consent. The Restated Certificate of Incorporation provides that no action required to be taken or which may be taken at either an annual or special meeting of shareholders may be taken by written consent without a meeting. In addition, the affirmative vote of the holders of at least 80% of the voting power of the outstanding Class A and Class B Common Stock (with the Class B Common Stockholders having one vote per share) and Series A Preferred Stock is required to amend, alter or repeal the foregoing provision.


     Special Meetings of the Shareholders. The Restated Certificate of Incorporation and By-Laws provide that special meetings of the shareholders may only be called by the Board of Directors. Any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting and may not be effected by any consent in writing by such stockholders. In addition, the affirmative vote of the holders of at least 80% of the voting power of the outstanding Class A and Class B Common Stock (with the Class B Common Stockholders having one vote per share) and Series A Preferred Stock is required to amend, alter or repeal the foregoing provisions.

     Supermajority Voting Requirements In Change of Control Transactions. The Restated Certificate of Incorporation provides that the affirmative votes of the holders of (i) at least 66% of the outstanding shares of Series A Preferred Stock (with the Series A Preferred Stockholders having one vote per share), and
(ii) at least 80% of the outstanding Class A and Class B Common Stock (with the Class B Common Stockholders having one vote per share), are required before an Interested Stockholder can consummate certain business combinations with the Company if such transactions are not approved by a majority of the Continuing Directors. The affirmative vote of the holders of at least 80% of the voting power of the shares of Class A and Class B Common Stock (with the Class B Common Stockholders having one vote per share) and Series A Preferred Stock, each voting separately as a class, is required to amend, repeal or adopt any provision inconsistent with the foregoing provision.


REQUIRED AFFIRMATIVE VOTE

     Approval of an increase in the authorized shares of Class A Common Stock requires a vote "for" by (i) the holders of a majority of the votes entitled to be cast by holders of Class A Common Stock voting separately as a class, and
(ii) the holders of a majority of the votes entitled to be cast by the holders of all shares of Class A and Class B Common Stock and Series A Preferred Stock, voting together, on the Record Date. If the proposal is approved, the first paragraph of Article IV of the certificate of incorporation will be replaced with the following:

                  "The Corporation shall be authorized to issue 76,564,936 shares which are divided into three classes consisting of (a) 75,000,000 shares of Class A Common Stock, par value $.01 per share; (b) 1,554,936 shares of Class B Common Stock, par value $.01 per share, and, (c) 10,000 shares of Preferred Stock, par value $.01 per share."

     The remainder of Article IV will not be amended and will remain unchanged in its entirety.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION.

                      DIRECTORS AND OFFICERS OF THE COMPANY

The following table sets forth as to the nominee for election (shown by an asterisk), each other director and each executive officer: (1) such person's name; (2) the year in which such person was first elected (or designated) a director of the Company; (3) biographical information for the last five years;
(4) certain other directorships, if any, held by such person; and (5) such person's age.

                                               First Year
                                               Elected as                     Position with Company and
            Name                    Age         Director                        Business Experience
            ----                    ---         --------                        -------------------
Stephen Savitsky                    57            1983          A founder of the Company, Mr. Savitsky has served as
                                                                Chairman of the  Board and a Company since
                                                                1983 (and of its predecessor from
                                                                1978 to 1983), Chief Executive
                                                                Officer from 1978 to November 2001 and as
                                                                President of the Company from November 1991
                                                                through November 1998 and since November 2002.
                                                                Mr. Savitsky had also served as the Chief
                                                                Executive Officer of Tender Loving
                                                                Care Healthcare Services, Inc.,
                                                                a national provider of home
                                                                health care services from October 1999
                                                                through September 2002 and was a
                                                                director from October 1999 through November
                                                                2001. Mr. Savitsky is the brother of David
                                                                Savitsky.


David Savitsky                      55            1983          A founder of the Company, Mr. Savitsky has served as
                                                                President from December 1998 through November 2002,
                                                                Chief Executive Officer since November 2001 and as a
                                                                Director of the Company since 1983. In addition, Mr.
                                                                Savitsky served as Executive Vice President of the
                                                                Company from December 1987 through November 1998 and
                                                                as Chief Operating Officer of the Company from April
                                                                1991 through November 1998. Mr. Savitsky has also
                                                                served as Vice Chairman, Government Relations of
                                                                Tender Loving Care Healthcare Services from October
                                                                1999 through September 2002 and was a director from
                                                                October 1999 through November 2001.  Mr. Savitsky is
                                                                the brother of Stephen Savitsky.

Jonathan Halpert, Ph.D              58            1983          Dr. Halpert was elected a Director by the Board of
                                                                Directors in August 1987. He previously served as a
                                                                Director of the Company from May 1983 until he
                                                                resigned from the Board in February 1985. Dr.
                                                                Halpert is a consultant in the area of
                                                                deinstitutionalization of the mentally retarded and
                                                                Chief Executive Officer of the Camelot Community
                                                                Residence Program.

Bernard Firestone, Ph.D             54            1987          Dr. Firestone was first elected a Director by the
                                                                Board of Directors in August 1987.  He is the dean
                                                                of the College of Liberal Arts and Sciences and
                                                                professor of political science at Hofstra
                                                                University, where he has been teaching for 23 years.

Donald Meyers                       74            1994          Mr. Meyers was elected a Director by the Board of
                                                                Directors in August 1994. He has been an Associate
                                                                Clinical Professor, Health Policy and Management,
                                                                and the Director of the Resident and Fellow Program
                                                                in administration in New York University's Robert W.
                                                                Wagner Graduate School of Public Service since
                                                                November 1991. Mr. Meyers is also the President and
                                                                sole director and stockholder of RMR Health &
                                                                Hospital Management Consultants, Inc., a health care
                                                                consulting firm, where he has been an executive
                                                                officer, director and stockholder since 1976.



Edward Teixeira                     60             N/A          Mr. Teixeira has been the Executive Vice President
                                                                and Chief Operating Officer of a principal
                                                                subsidiary of the Company since April 1999. From
                                                                December 1990 to April 1999, Mr. Teixeira served as
                                                                the Senior Vice President, Franchising of a
                                                                principal subsidiary of the Company.

Alan Levy                           41             N/A          Mr. Levy has been the Vice President of Finance,
                                                                Chief Financial Officer and Treasurer of the Company
                                                                since April 2000 and Senior Vice President since
                                                                August 2000.  From November 1999 through January
                                                                2000, Mr. Levy was Vice President and Chief
                                                                Accounting Officer of Espernet.com, a residential
                                                                internet service provider.  From February 1997 to
                                                                November 1999, Mr. Levy was the Treasurer,
                                                                Controller and Chief Accounting Officer of Globix
                                                                Corporation, a business internet service provider
                                                                and computer equipment reseller.


                  OWNERSHIP OF SECURITIES BY CERTAIN BENEFICIAL
                         OWNERS, DIRECTORS AND OFFICERS

     The following table sets forth information as of the Record Date with respect to the beneficial ownership of the Company's Class A Common Stock and Series A Preferred Stock, by (i) each person known by the Company to beneficially own more than 5% of any class of voting securities of the Company,
(ii) each director of the Company, (iii) the Company's Chief Executive Officer and the other executive officers of the Company whose annual salary and bonus exceed $100,000 (the "Named Executive Officers"), and (iv) all directors and executive officers of the Company as a group. None of the executive officers or directors of the Company beneficially owns any of the Company's Class B Common Stock. The calculation of the percentage of our Common Stock beneficially owned as of the Record Date is based on shares of Common Stock issued and outstanding as of that date, plus shares of Common Stock that may be received by the holders of the Series A Preferred Stock upon conversion of their shares into shares of Class A Common Stock and for which the holders of those shares are entitled to vote with the holders of Common Stock as a single class on all matters submitted to our stockholders.




                                                                      AMOUNT AND NATURE OF
                                                                     BENEFICIAL OWNERSHIP(1)





                                                                               PERCENTAGE OF           PERCENTAGE OF
                                                               NUMBER OF     OUTSTANDING VOTES       OUTSTANDING VOTES
                                                               SHARES OF     OWNED OF CLASS A        OWNED OF CLASS AND
                                          NUMBER OF SHARES      SERIES A     COMMON STOCK AND          CLASS B COMMON
              NAME OF                     OF CLASS A COMMON    PREFERRED    SERIES A PREFERRED       STOCK AND SERIES A
         BENEFICIAL OWNERS                    STOCK(2)           STOCK             STOCK              PREFERRED STOCK
------------------------------------- -- -------------------- ------------- -------------------- -- ---------------------

Stephen Savitsky(3).................        5,092,279(4,5)        900                19.5%                17.8%
David Savitsky(3)...................        4,708,125(6,7)        900                18.0%                16.4%
Bernard J. Firestone(3).............            1,100                                 *                    *
Jonathan J. Halpert(3)..............                0                                 *                    *
Donald Meyers(3)....................                0                                 *                    *
Edward Teixeira(3)..................          343,598(8)                              1.4%                 1.3%
Alan Levy(3)........................           57,891(9)                              *                    *
Dimensional Fund Advisors, Inc.(10).        1,372,460                                 5.8%                 5.2%
All executive officers and
     directors as a group (7
     persons).......................       10,202,993(11)                            35.2%                32.4%

*  Less than one percent
------------------------------------- -- -------------------- ------------- -------------------- -- ---------------------



---------------

(1) "Beneficial ownership" is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. In general, a person is treated as the "beneficial owner" of stock under Rule 13d-3 if such person has (or shares) (i) either investment power or voting power over such stock (which may be by means of a contract, arrangement, understanding, relationship or otherwise), or (ii) the right to acquire such stock within 60 days, including by means of the exercise of an option or the conversion of a convertible security. Each beneficial owner's percentage of ownership and percentage of votes is determined by assuming that options that are held by such person (but not those held by any other person) and which are exercisable within 60 days of the date of this table have been exercised. Except as indicated in the footnotes that follow, shares listed in the table are held with sole voting and investment power.

(2) Each holder of record of shares of Class A Common Stock is entitled to one vote per share held by such holder.

(3) The address of each of these persons is c/o ATC Healthcare, Inc., 1983 Marcus Avenue, Lake Success, New York 11042. Each of these persons has sole power with respect to the voting and investment of the shares which he owns.

(4) Includes options to purchase 1,914,024 shares of Class A Common Stock pursuant to various Company stock option plans which are exercisable within 60 days of the record date.

     Includes 900 shares of 7% Convertible Series A Preferred Stock which is convertible into 586,331 shares of Class A Common Stock.

     Includes 6,185 shares of Class A Common Stock purchased through the Company's employee stock purchase plan.

(5) Includes 240,000 shares of Class A Common Stock held by Stephen Savitsky's children. Mr. Savitsky disclaims beneficial ownership of these shares.

(6) Includes options to purchase 1,914,024 shares of Class A Common Stock pursuant to various Company stock option plans which are exercisable within 60 days of the record date.

     Includes 7,450 shares of Class A Common Stock held by David Savitsky's wife. Mr. Savitsky disclaims beneficial ownership of these shares.

     Includes 900 shares of 7% Convertible Series A Preferred Stock which is convertible into 586,331 shares of Class A Common Stock. Includes 10,083 shares of Class A Common Stock purchased through the Company's employee stock purchase plan.

(7) Includes 273,800 shares of Class A Common Stock held by Mr. Savitsky's wife as trustee for the benefit of their three children and 135,000 shares of Class A Common Stock held directly by one of Mr. Savitsky's children. Mr. Savitsky disclaims beneficial ownership of these shares.

(8) Includes 4,798 shares of Class A Common Stock purchased through the Company's employee stock purchase plan and options to purchase 302,800 shares of Class A Common Stock pursuant to various Company stock option plans which are exercisable within 60 days of the record date.

(9) Includes 6,892 shares of Class A Common Stock purchased through the Company's employee stock purchase plan and options to purchase 49,999 shares of Class A Common Stock pursuant to various Company stock option plans which are exercisable within 60 days of the record date.

(10) Dimensional Fund Advisors, Inc. ("Dimensional"), a registered investment advisor, is located at 1299 Ocean Avenue, Santa Monica, California 90401. Dimensional is deemed to have beneficial ownership of 1,372,460 shares of Class A Common Stock, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans. Dimensional Fund Advisors, Inc. serves as investment manager for all of such entities, but Dimensional disclaims beneficial ownership of all such shares.

(11) Includes options to purchase 4,180,847 shares of Class A Common Stock pursuant to various Company stock option plans which are exercisable within 60 days of the record date.




                      OPERATION OF THE BOARD OF DIRECTORS

     The Board of Directors is responsible for the overall affairs of the Company. To assist it in carrying out its duties, certain authority has been delegated to standing committees of the Board.

     Each director who is not an officer or employee of the Company receives a fee of $10,000 per annum for service on the Company's Board of Directors. Directors who are officers or employees of the Company receive no fees for service on the Board.

     The Board of Directors held three meeting during the fiscal year ended February 28, 2003. All of the directors attended at least 75% of the meetings of the Board and applicable committees during the fiscal year ended February 28, 2003.


                            COMMITTEES OF THE BOARD

     The Executive Committee, the Audit Committee and the Compensation and Stock Option Committee are the only standing committees of the Board of Directors. Membership is as follows:



                                  COMPENSATION
       EXECUTIVE                   AUDIT                AND STOCK OPTION
       ---------                   -----                ----------------

    Stephen Savitsky        Bernard J. Firestone      Bernard J. Firestone
     David Savitsky         Jonathan J. Halpert       Jonathan J. Halpert
                               Donald Meyers


     The Executive Committee is authorized to exercise all powers of the Board when the Board is not in session, except as to matters upon which action by the Board itself is required.

     The Audit Committee generally assists the Board with respect to accounting, auditing and reporting practices. The Committee meets with management before all earnings releases. The Committee also meets with the Company's independent auditors to discuss any issues regarding the fair presentation of the Company's financial statements. The Board of Directors has adopted the Audit Committee Charter, a copy of which is attached as Exhibit A. The Board of Directors, in its business judgment, has determined that the members of the committee are "independent," as required by the listing standards of the American Stock Exchange.

     The Compensation and Stock Option Committee determines the cash and other incentive compensation, if any, to be paid to the Company's executive officers and other key employees. In addition, it administers the 1993 Stock Option Plan, 1994 Performance-Based Stock Option Plan, the 1998 Stock Option Plan, the 1998 Employee Stock Purchase Plan and the 2000 Stock Option Plan.

     The Executive Committee held numerous meetings throughout the year, the Audit Committee held four meetings, and the Compensation and Stock Option Committee held two meeting and acted by written consent on two occasions during the fiscal year ended February 28, 2003.

Audit Committee Report

        As more fully described in its charter, the Audit Committee oversees the Company's financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process including the system of internal controls. The Audit Committee is directly responsible for the appointment and oversight of the work of PricewaterhouseCoopers LLP ("PWC"), the Company's independent auditors, for the purpose of preparing or issuing an audit report. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the annual report with management including a discussion of the quality, not just the acceptability, of the Company's accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     The Audit Committee reviewed with PWC, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under accounting principles generally accepted in the United States. The audit committee reviewed a report by the auditor describing (i) the independent auditor's internal quality control procedures, (ii) any material issues raised by the most recent internal quality control review, or peer review, of the independent auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditor, and any steps taken to deal with such issues, and (iii) all relationships between the independent auditor and the Company.

     The audit committee has reviewed any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company's response to that letter, such review including (i) any difficulties encountered in the course of the audit work, including any restrictions on scope of activities or access to required information and
(ii) any changes required in the planned scope of the audit. The audit committee has discussed with PWC the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees). PWC reported to the Audit Committee:

*        all  critical accounting policies and practices to be used;

* all alternative treatments within accounting principles generally accepted in the United States for policies and practices related to material items that were discussed with management, including an analysis of significant financial reporting issues and judgments made in connection with the preparation of the financial statements.

*        other  material written communications between PWC and management.

     In addition, the Audit Committee has discussed with PWC its independence from management and ATC Healthcare, Inc., including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committee).

          The Audit Committee discussed with PWC the overall scopes and plans for their audit. The Audit Committee met with the independent auditors, with and without management present, to discuss the results of their audit, their evaluation of our internal control, and the overall quality of ATC Healthcare's financial reporting.

          In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended February 28, 2003 for filing with the Securities and Exchange Commission.

        The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information or report be incorporated by reference into any future filing by us under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference in such filing.



                                          Respectfully submitted,
                                          Audit Committee
                                          Bernard J. Firestone
                                          Jonathan J. Halpert
                                          Donald Meyers


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company's Compensation and Stock Option Committee (the "Compensation Committee")is composed of Bernard J. Firestone and Jonathan J. Halpert.

     No member of the Compensation Committee of the Board of Directors of the Company was, during the fiscal year ended February 28, 2003, an officer or employee of the Company or any of its subsidiaries, or was formerly an officer of the Company or any of its subsidiaries, or participated in any transactions during the last fiscal year requiring disclosure by the Company pursuant to the federal proxy rules.
During the fiscal year ended February 28, 2003, no executive officer of the Company served as (i) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served on the Compensation Committee of the Company, (ii) a director of another entity, one of whose executive officers served on the Compensation Committee of the Company, or (iii) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served as a director of the Company.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own beneficially more than ten percent of the Class A or Class B Common Stock to file with the Securities and Exchange Commission initial reports of beneficial ownership and reports of changes in beneficial ownership of the Common Stock. Officers, directors and persons owning more than ten percent of the Class A Common Stock or Class B Common Stock are required to furnish the Company with copies of all such reports. To the Company's knowledge, based on a review of copies of such reports furnished to the Company and, if applicable, written representations from its officers and directors that no other reports were required, during the fiscal year ended February 28, 2003, all Section 16(a) filing requirements applicable to its executive officers, directors and persons owning beneficially more than ten percent of the Common Stock were complied with on a timely basis.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY COMPENSATION TABLE

     The following table sets forth information concerning the annual and long-term compensation of the Chief Executive Officer and the named Executive Officers, as previously defined, and the former Vice President of Finance who resigned effective April 2000, for services as executive officers of the Company for the last three fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                        Annual Compensation                 Long-Term
                                                                                                          Compensation
                                                                                                             Awards
                                                                                                           Securities
                                                                                         Bonus             Underlying
       Name And Principal Position                Year             Salary             Compensation         Options (#)
       ---------------------------                ----             ------             ------------         -----------
Stephen Savitsky..................                2003            $234,527                 --                  --
President and                                     2002            $313,988                 --                200,000
Chairman of the Board                             2001            $289,846                 --                  --
David Savitsky....................                2003            $484,279                 --                  --
Chief Executive Officer                           2002            $430,688                 --                200,000
                                                  2001            $359,311                 --                  --
Edward Teixeira...................                2003            $257,000                 --                  --
Executive Vice President and                      2002            $236,774              $15,000              60,000
Chief Operating Officer of a                      2001            $208,653                 --                  --
   principal subsidiary
Alan Levy.........................                2003            $177,692                 --                10,000
Senior Vice President, Finance                    2002            $164,577              $10,000              20,000
and Chief Financial Officer                       2001            $123,942                 --                30,000
Joseph Murphy.....................                2003               --                    --                  --
Vice President Finance and                        2002               --                    --                  --
Chief Financial Officer                           2001             $27,260                 --                  --


---------------

OPTION GRANTS TABLE

     The following table sets forth information with respect to the Named Executive Officers concerning the grant of stock options during the fiscal year ended February 28, 2003. The Company did not have during such fiscal year, and currently does not have, any plans providing for the grant of stock appreciation rights ("SARs").


                                          OPTION GRANTS IN LAST FISCAL YEAR
                                                  INDIVIDUAL GRANTS
                                                    % of Total
                                 Number of           Options                                               Grant
                                Securities          Granted to                                             Date (1)
                                Underlying         Employees in         Exercise          Expiration       Present
                              Options Granted      Fiscal Year            Price              Date            Value
Alan Levy (2)..........           10,000              22.2%               $2.40              2012           $10,821
--------------------------




---------------

(1) The values shown were calculated utilizing the Black-Scholes option pricing model and are presented solely for the purpose of comparative disclosure in accordance with certain regulations of the Securities and Exchange Commission. This model is a mathematical formula used to value traded stock price volatility. The actual value that an executive officer may realize, if any, is dependent on the amount by which the stock price at the time of exercise exceeds the exercise price. There is no assurance that the value realized by an executive officer will be at or near the value estimated by the Black-Scholes model. In calculating the grant date present values, the Company used the following assumptions: (a) expected volatility of approximately 96%; (b) risk-free rate of return of approximately 4.7%; (c) no dividends payable during the relevant period; and (d) exercise at the end of a 10 year period from the date of grant.

(2) Issued under the 1998 Stock Option Plan. 3,333 were exercisable as of February 28, 2003.


AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUE TABLE

     The following table provides information concerning the number and value of stock options exercised during the fiscal year ended February 28, 2003, and held at the end of such fiscal year, by the Named Executive Officers. No SARs were exercised during such fiscal year, and no SARs are held by any Named Executive Officer, because the Company does not have any plans providing for SARs.



                                                                                                         Value of
                                                                          Number of Securities         Unexercised
                                                                               Underlying              In-the-Money
                                                                           Unexercised Options          Options At
                                    Shares Acquired                       At February 28, 2003      February 28, 2003
                                                                          ----------------------    -------------------
                                          On                                  Exercisable/             Exercisable/
             Name                      Exercise        Value Realized         Unexercisable           Unexercisable
--------------------------------    ----------------   ---------------    ----------------------    -------------------

Stephen Savitsky............              --                 --             1,914,025/66,666           $142,571/$0
David Savitsky..............              --                 --             1,914,025/66,666           $142,571/$0
Edward Teixeira.............              --                 --              302,800/20,000             $58,486/$0
Alan Levy...................              --                 --               46,667/13,333             $11,700/$0



EMPLOYMENT AGREEMENTS

     On November 11, 2002, the Company amended its employment agreement with Stephen Savitsky, under which Mr. Savitsky now serves as Chairman of the Board of Directors and President of the Company and received an initial base salary of $302,244. Mr. Savitsky's employment agreement provides that during the term of his employment and for a period of six months thereafter he will not compete with the Company. Mr. Savitsky's employment agreement is automatically extended at the end of each year for an additional year and is terminable by the Company upon five years' notice. Mr. Savitsky's employment agreement provides that, upon a "change of control" of the Company and his termination of employment other than for his conviction of a felony, he will be entitled to receive a lump sum severance payment equal to 2.99 times his average annual compensation for the five calendar years prior to termination.

     On November 11, 2002, the Company amended its employment agreement with David Savitsky, under which Mr. Savitsky now serves as Chief Executive Officer and a Director of the Company and received an initial base salary of $403,000. Mr. Savitsky's employment agreement provides that during the term of his employment and for a period of six months thereafter he will not compete with the Company. Mr. Savitsky's employment agreement is automatically extended at the end of each year for an additional year and is terminable by the Company upon five years' notice. Mr. Savitsky's employment agreement provides that, upon a "change of control" of the Company and his termination of employment other than for his conviction of a felony, he will be entitled to receive a lump sum severance payment equal to 2.99 times his average annual compensation for the five calendar years prior to termination.

     Effective January 1, 2002, the Company amended its employment agreement with Edward Teixeira under which Mr. Teixeira serves as the Executive Vice President and Chief Operating Officer of a principal subsidiary of the Company and received an initial base salary of $250,000. The three year contract provides for annual increases in base salary of $15,000. Mr. Teixeira is also eligible to receive an automobile allowance of $6,700 per annum. Under his employment agreement, Mr. Teixeira is obligated to devote his full business time to the affairs of the Company. Further, if within 18 months after a "change of control" Mr. Teixeira terminates his employment or is terminated for any reason (other than the commission of a felony or the perpetration of fraud against the Company), he would then be entitled to receive an amount equal to eighteen months of his base salary. Mr. Teixeira's employment agreement provides that during the term of his employment and for a period of six months thereafter, he will not compete with the Company.

     Effective June 1, 2002, the Company amended its employment agreement with Alan Levy under which Mr. Levy serves as the Senior Vice President and Chief Financial Officer of the Company and received an initial base salary of $180,000. The two year contract provides for an annual increase in base salary of $10,000. Mr. Levy is also eligible to receive an automobile allowance of $8,000 per annum. Under his employment agreement, Mr. Levy is obligated to devote his full business time to the affairs of the Company. Further, if within 12 months after a "change of control" Mr. Levy terminates his employment or is terminated for any reason (other than the commission of a felony or the perpetration of fraud against the Company), he would then be entitled to receive an amount equal to twelve months of his base salary. Mr. Levy's employment agreement provides that during the term of his employment and for a period of six months thereafter, he will not compete with the Company.

     If a "change of control" were to occur prior to the next anniversary date of the respective employment agreements of Stephen Savitsky, David Savitsky, Edward Teixeira and Alan Levy and their employment relationships with the Company were to terminate for reasons triggering the severance payments noted above, then the Company would be obligated to make lump sum payments to them in the approximate amounts of $906,732 and $1,209,000 to Stephen and David Savitsky, respectively, and weekly installment payments of $5,096 for eighteen months to Edward Teixeira and weekly installment payments of $3,654 for twelve months to Alan Levy. The lump sum severance payments payable after the end of the calendar year or the anniversary dates of the respective employment agreements, as the case may be, would change as a result of changes in such individuals' compensation. The term "change of control" as used in the employment agreements with the Company's executive officers refers to an event in which a person, corporation, partnership, association or entity (i) acquires a majority of the Company's outstanding voting securities, (ii) acquires securities of the Company bearing a majority of voting power with respect to election of directors of the Company, or (iii) acquires all or substantially all of the Company's assets.

COMPENSATION AND STOCK OPTION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  General

     The Compensation and Stock Option Committee (hereinafter, the "Committee") determines the cash and other incentive compensation, if any, to be paid to the Company's executive officers and other key employees. In addition, the Committee administers the Company's 1993 Stock Option Plan, 1994 Performance-Based Stock Option Plan, 1998 Stock Option Plan, 1998 Employee Stock Purchase Plan and the 2000 Stock Option Plan. The Committee currently consists of Bernard J. Firestone and Jonathan J. Halpert, each of whom is a non-employee director of the Company (within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934).

  Compensation Philosophy

     The Committee has developed and implemented a compensation program that is designed to attract, motivate, reward and retain the broad-based management talent required to achieve the Company's business objectives and increase stockholder value. There are three major components of the Company's compensation program: base salary, short-term incentive compensation, including annual bonuses, and long-term incentive compensation, including stock options. These components are intended to provide management with incentives to aid the Company in achieving both its short-term and long-term objectives. While salary and bonus provide incentives to achieve short-term objectives, the Committee believes that the potential for equity ownership by management addresses the long-term objective of aligning management's and stockholders' interests in the enhancement of stockholder value.

     The Committee's executive compensation philosophy is to base management's pay, in part, on the achievement of the Company's annual and long-term performance goals, to provide competitive levels of compensation and to recognize individual initiative, achievement and length of service to the Company. The Committee does not assess these factors in a mechanical fashion, but rather relies on its business experience in making a subjective evaluation of the appropriate level and mix of compensation for each executive officer and key employee.

     The Committee evaluates the Company's performance by reviewing period to period changes in such quantitative measures of performance as stock price, revenue, net income and earnings per share. The Committee also considers qualitative performance criteria such as the development of new business strategies and resources, improvements in customer satisfaction and cost management.

     The Committee believes that it competes for executives not only with the companies comprising the New Peer Group Index described below under the heading "Performance Graph" but also with numerous other companies in supplemental staffing and temporary personnel industries that are actively seeking executives having the same type of skills and experience as the Company's executives. The Committee has not made a statistical analysis of the compensation practices of these competitors, but tries to keep itself generally informed of such practices. The Committee believes that, notwithstanding the variety of compensation packages offered by these competitors which make objective comparisons difficult, the compensation paid by the Company to its executive officers and other key employees is above average, reflecting the Company's relative size and desire to retain its current employees.

     The Committee also considers other subjective factors bearing on the appropriate compensation for each of its executive officers and other key employees, such as the length of an employee's service with the Company, which the Committee believes enhances the value of the employee to the Company. The Committee takes note of the individual initiative demonstrated by such officers and employees in the development and implementation of the Company's business plan. Where appropriate, the Committee will consider the performance of specific divisions or departments of the Company for which the employee has direct supervisory responsibility.

     When the Company identifies a talented executive, it seeks to secure his or her employment for a long term. For this reason, the Company has entered into employment agreements with its executive officers, each of which provides for a specified base salary. The existence of these employment agreements establishes certain minimum salary and benefit levels for each covered employee during the term of such employee's agreement which may not be reduced by the Committee. The Committee is able, however, to apply its compensation philosophy at the time each such employment agreement is negotiated or renewed and in determining what, if any, additional compensation, including bonuses or issuances of stock or stock options, is appropriate beyond the minimums established by each employment agreement.

     The particular components of executive compensation employed by the Company are discussed in greater detail below.

  Salaries

     Base salaries for the Company's executive officers and other key employees are determined initially by evaluating the responsibilities of the position held and the experience of the individual in light of the Committee's compensation philosophy discussed above. No specific formula is applied in setting an employee's base salary, either with respect to the total amount of such base salary or the relative value such base salary should bear to the employee's total compensation package. The Committee believes that the base salaries paid by the Company should be maintained at levels at least competitive with those offered by companies with which the Company competes for executive talent in order to attract and retain executive officers and other key employees of the caliber that the Company desires.

     The base salaries for the Company's executive officers and other key employees are reflected in the employment agreements negotiated by the Company with each such employee and are accordingly subject to formal review only at the time each such contract is entered into or renewed. During its most recently completed fiscal year, the Company amended employment agreements with Stephen Savitsky, David Savitsky and Alan Levy. The terms of these employment agreements are described in greater detail above under the heading "Employment Agreements." In evaluating the terms of employment agreements, the Committee considers each of the factors described above, without assigning any specific weight to such factors.

Stock Option Plans

     To promote the long-term objectives of the Company and encourage growth in stockholder value, options are granted to key executives who are in a position to make a substantial contribution to the long-term success of the Company. We believe that the executive officers should benefit together with stockholders as the Company's stock increases in value. Stock options focus the executives' efforts on managing the Company from the perspective of an owner with an equity stake in the business. Because the Company views stock option grants as a part of the executive officer's total annual compensation package, the amount of stock options outstanding at the time of a new grant or granted in prior years does not serve to increase or decrease the size of the new grant.

     In the fiscal year ended February 28, 2003, 10,000 stock options were granted to Alan Levy. It is the philosophy of the Committee that stock options be awarded to executive officers of the Company to promote alignment of long-term interests of such individuals and the Company's stockholders and to assist in the retention of such individuals. As with the other components of executive compensation, the Committee does not apply any fixed formula to determine the appropriate number of options to grant to an executive but rather relies on its subjective judgment in applying the compensation philosophy described above. In order to avoid any adverse effect of the Company's earnings or cash flow, the Committee has favored the granting of stock options over cash bonuses as a means of rewarding the Company's executive officers and other key employees.

  Compensation of Chief Executive Officer

     The Committee applies the same factors in considering David Savitsky's compensation that it applies to the Company's other executive officers and key employees. Mr. Savitsky's employment agreement establishes his annual minimum base salary, including the amount of his minimum annual salary adjustment. The Committee may reduce this base salary only at the time a new agreement is negotiated, although the Committee does have the ability to award Mr. Savitsky additional base salary and to give the five year notice necessary to terminate the agreement. During the fiscal year ended February 28, 2003, the Committee did not provide notice of termination to Mr. Savitsky. Mr. Savitsky's base salary was set at $403,000 pursuant to an amendment made in 2002 to his employment agreement.

     The year ended February 28, 2003 was a difficult year in the temporary medical staffing field. Revenues for the Company for the year ended February 28, 2003, were $148.7 million compared to $149.4 million for the year ended February 28, 2002. Income from operations for the year ended February 28, 2003 was $1.5 million versus $3.6 million in the prior fiscal year. Net loss for the year ended February 28, 2003 was $(2.8) million or $(.12) per diluted share (EPS), versus net income of $3.6 million or $.14 per diluted share for the year ended February 28, 2002.

     Sales and margins have been under pressure as demand for temporary nurses is currently going through a period of contraction. . The leadership of Mr. Savitsky was necessary during these difficult times as the Company had to adjust to these changing market conditions by both closing nonprofitable offices and cause reductions of administrative personnel. Mr. Savitsky's salary was reduced by $100,000 effective with the November 2002 contract amendment. Mr. Stephen Savitsky's salary was increased by $100,000 effective with the November 2002 contract amendment because of his resumption of a full time position as President with the Company. No additional compensation or stock options were granted to Mr. Savitsky during the year ended February 28, 2003.

                                            Compensation and Stock Option
                                            Committee

                                            Bernard J. Firestone
                                            Jonathan J. Halpert


PERFORMANCE GRAPH

     The following Performance Graph compares the total cumulative return (assuming dividends are reinvested) on the Company's Common Stock during the five fiscal years ended February 28, 2003, with the cumulative return on the American Stock Exchange Market Index and a Peer Group Index, assuming investment of $100 in the Company's Common Stock, the American Stock Exchange Market Index and the Peer Group Index at March 1, 1998. The Peer Group selected by the Company consists of Kelly Services, Inc. and Star Multi Care Services, Inc. The Peer Group consists of a representative group of companies whose common stock has been publicly-traded during the five years ended February 28, 2003, and each of which, like the Company, engages in providing medical staffing services.

     The Performance Graph below is presented in accordance with SEC requirements. Stockholders are cautioned against drawing any conclusions from the data contained herein, as past results are not necessarily indicative of future stock performance. The Performance Graph in no way reflects the Company's forecast of future stock price performance. On March 19, 2002, the Company Class A Common Stock commenced trading on the American Stock Exchange. Therefore, the performance graph below reflects the comparison with the American Stock Exchange Index in lieu of the NASDAQ Market Index. The total return for the five fiscal years ended February 28, 2003 on the Company's Common Stock, the American Stock Exchange Index and the NASDAQ Market Index assuming a $100 initial investment was $28, $118 and $76, respectively.

                              CERTAIN TRANSACTIONS

     On October 20, 1999 (the "Distribution Date"), the Company spun-off its home health care operations to Tender Loving Care Health Care Services, Inc. ("TLCS"), which became an independent, publicly traded Company (the "Spin-off") as of the Distribution Date. The Spin-off was accomplished by TLCS acquiring 100% of the outstanding capital stock of the Company's subsidiaries engaged in the home health care business with a pro rata distribution made to the Company's stockholders of all of the shares of the TLCS common stock owned by the Company (the "Distribution").

     In connection with the Distribution, the Company entered into certain agreements with TLCS, which are described below. At the time the Company entered into such agreements with TLCS, Stephen Savitsky and David Savitsky, who together own approximately 18% of the Company's common stock, also owned approximately 20% of the TLCS common stock. In November 2001, all of the common stock of TLCS was acquired by a subsidiary of e-MedSoft.com, doing business as Med Diversified, Inc. In November 2002, both TLCS and Med Diversified, Inc. filed a petition for relief under Chapter 11 of the United States Bankruptcy Code.

Distribution Agreement

     The Company and TLCS have entered into a distribution agreement (the "Distribution Agreement") which provides for, among other things, mechanics of the Distribution, cooperation regarding past matters and the allocation of responsibility for past obligations and certain obligations that may arise in the future.

     The Distribution Agreement provides that each of the Company and TLCS will indemnify the other party and its affiliates from and against any and all damage, loss, liability and expense arising out of or due to the failure of the indemnitor or any of its subsidiaries to pay, perform or otherwise discharge any of the liabilities or obligations for which it is responsible under the terms of the Distribution Agreement, which include, subject to certain exceptions, all liabilities and obligations arising out of the conduct or operation of their respective businesses before, on or after the Distribution Date. 50% of all costs and expenses of the Distribution incurred on or prior to the Distribution
Date were to be paid by the Company and 50% were to be paid by TLCS. During the fiscal year ended February 28, 2003, the Company incurred no distribution expenses.

Tax Allocation Agreement

     The Company and TLCS have entered into a tax allocation agreement (the "Tax Allocation Agreement") to allocate certain tax liabilities between the Company and TLCS and their respective subsidiaries and to allocate responsibilities with respect to tax returns. Under the Tax Allocation Agreement, the Company and TLCS will each be responsible for the taxes allocated between the respective parties based on the legal entity on which the tax is imposed.

     The Tax Allocation Agreement provides that if the Company is subject to any tax attributable to the Distribution, including by reason of the Distribution's failure to qualify under Section 355 of the Internal Revenue Code of 1986, as amended, as a tax-free distribution, then the Company shall be responsible for any such tax. In the Tax Allocation Agreement, TLCS represented that it has no plan or intention to take certain specified actions which might adversely affect the tax-free status of the Distribution which include: (a) no plan or intention to liquidate, merge with another corporation or sell or otherwise dispose of its assets subsequent to the Distribution except in the ordinary course of business;
(b) no plan involving the issuance or transfer of equity interests in TLCS following the Distribution other than issuances to employees and consultants of TLCS upon the exercise of stock options under its option plan; and (c) no plan or intention for the transfer or cessation of a substantial portion of the business of TLCS or other substantial change in the business of TLCS following the Distribution.

Transitional Services Agreement

     The Company and TLCS have entered into an agreement pursuant to which TLCS furnishes various administrative services to the Company. The initial one-year term of the agreement expired on October 20, 2000. The agreement was automatically renewed at the end of the initial term and continues to be automatically renewed at the end of each successive three-month renewal term until terminated by either party upon written notice to the other party at least 90 days prior to the expiration of the applicable term. Fees payable by the Company to TLCS for such services are expected to be at the rate of 110% of the costs actually incurred. During the fiscal year ended February 28, 2003, the Company did not incur any expenses under this agreement.

Employee Benefits Agreement

     The Company and TLCS have entered into an employee benefits agreement (the "Employee Benefits Agreement") which sets forth the employee benefit plan arrangements that apply to those employees who became employees of TLCS as of the Distribution Date. The Employee Benefits Agreement requires that TLCS establish a 401(k) savings plan, welfare plans and stock purchase and option plans which are substantially the same in all respects to the corresponding plans maintained by the Company prior to the Distribution Date. TLCS has assumed, with certain exceptions, all liability and responsibility for providing continuation of health care coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") to TLCS employees and any former employee of the home health care business of the Company prior to the Distribution. The Employee Benefits Agreement also provides for certain cross-indemnities with respect to the TLCS 401(k) plan and the Company 401(k) plan.

Trademark License Agreement

     The Company and TLCS have entered into a license agreement pursuant to which the Company will license to TLCS the right to use the service marks Staff Builders and the Stick Figure Logo in connection with home health care services. The license is royalty-free and will continue for so long as TLCS uses such marks in connection with home health care services. Both parties will have a right of termination upon 30 days' prior written notice to the other party if such party materially breaches the agreement.

Related Party Transactions


     In January, 2002, the Company purchased substantially all of the assets of Direct Staffing, Inc. ("DSI"), a licensee of the Company serving the territory consisting of Westchester County, New York and Northern New Jersey, and DSS Staffing Corp. ("DSS"), a licensee of the Company serving New York City and Long Island, New York, for a purchase price of $30,195,000. These two licensees were owned by an unrelated third party and by Stuart Savitsky, a son and Shabsi Schreier and Steven Weiner, two sons-in-law of the Company's Chairman of the Board of Directors, who have received in the aggregate 60% of the proceeds of the sale. The Company will be required to pay additional contingent consideration equal to the amount by which (a) the product of (i) Annualized Net Revenues (as defined in the asset purchase agreements) and (ii) 5.25 (the "Valuation") exceeds (b) $17,220,000, but if and only if such calculation exceeds $20 million.

     The purchase price is evidenced by two series of promissory notes issued to each of the four owners of DSS and DSI. The first series of notes (the "First Series"), in the aggregate principal amount of $12,975,000, bears interest at the rate of 5% per annum and is payable in 36 consecutive equal monthly installments of principal, together with interest thereon, with the first installment becoming due on March 1, 2002. The second series of notes (the "Second Series"), in the aggregate principal amount of $17,220,000, bears interest at the rate of 5% per annum and is payable as follows: $11 million, together with interest thereon, on January 31, 2005 (or earlier if certain capital events occur prior to such date) and the balance in 60 consecutive equal monthly installments of principal, together with interest thereon, with the first installment becoming due on April 30, 2005. If, on April 30, 2005, it is determined that the Valuation exceeds $20 million, then the then current aggregate principal balance of the Second Series shall be increased by such excess. Payment of both the First Series and the Second Series is secured by a second lien on the assets of the acquired franchises.

     Such licensees were paid gross licensee fees of approximately $6,527,000, and $5,263,000 in fiscal 2002 and 2001, respectively.

    On June 13, 2003, the debt between the Company and the noteholders was amended. The two series of promissory notes to the former owners of DSS and DSI have been condensed into one series of notes. One of the notes is for a term of seven years, with a minimum monthly payment (including interest) of $40,000 in year one and minimum monthly payments of $80,000 in subsequent years, with a balloon payment of $3,700,000 due in year 4. The balance on the first note after the balloon payment is payable over the remaining 3 years of the note, subject to limitations. The other three notes are for ten years, with minimum monthly payments (including interest) of $25,000 in the aggregate in the first year and minimum monthly payments of $51,000 in the aggregate for the remaining years. Any unpaid balance at the end of the note term will be due at that time. Additional payments may be made to the noteholders if the Company achieves certain financial ratios. In conjunction with this revision, one of the note holders has agreed to reduce their note by approximately $2,800,000 contingent upon the Company's compliance under the modified subordination agreement.

          As of May 2, 2003, 2,000 shares were sold with a conversion price of $.73 per share. Stephen Savitsky and David Savitsky have each purchased 900 shares of the Preferred Stock. Each share of the Preferred Stock may be converted at any time by the holder after April 30, 2003 at a conversion price equal to the lower of (i) 120% of the weighted average closing price of the Company's common stock on the American Stock Exchange during the ten trading day period ending April 30, 2003, and (ii) 120% of the weighted average closing price of the Company's common stock on the American Stock Exchange during the ten trading day period ending on the date the Company accepts a purchaser's subscription for shares, subject in either case to adjustment in certain events. The Preferred Stock will be redeemed by the Company on April 30, 2009 at $500 per share, plus all accrued dividends. At any time after April 30, 2004, the Company may redeem all or some of a purchaser's shares of Preferred Stock, if the weighted average closing price of the Company's common stock during the ten trading day period ending on the date of notice of redemption is greater than 200% of the conversion price of such purchaser's shares of Preferred Stock.

                             STOCKHOLDER PROPOSALS

       Stockholders of the Company wishing to include proposals in the proxy material in relation to the Annual Meeting of the Company to be held in 2004 must submit the same in writing so as to be received at the executive offices of the Company on or before February 29, 2004. Such proposals must also meet the other requirements of the rules of the Securities and Exchange Commission relating to stockholder proposals.

                       SELECTION OF INDEPENDENT ACCOUNTANTS

         On November 6, 2001, the Company's Board of Directors, upon the recommendation of the Audit Committee, selected the firm of PricewaterhouseCoopers, LLP ("PricewaterhouseCoopers") as the independent certified public accountants to audit the accounts of the Company for the fiscal year ended February 28, 2002.

                On November 6, 2001, the Company notified Deloitte & Touche, LLP ("Deloitte") that they were dismissed and would not be engaged to audit the Company's consolidated financial statements for our 2002 fiscal year. As required by securities laws, the Company filed a Current Report on Form 8-K, dated November 6, 2001, with the Securities and Exchange Commission announcing the change in accountants. In that Current Report on Form 8-K, the Company disclosed that Deloitte's report on the Company's consolidated financial statements for the two most recent fiscal years ended February 28, 2001 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. During the two most recent fiscal years ended February 28, 2001 and the subsequent interim periods preceding November 6, 2001, there were no disagreements with Deloitte on matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference to such disagreements in its reports. The decision to change accountants was approved by the Company's Board of Directors, upon the recommendation of the audit committee. A letter from Deloitte, dated November 9, 2001, stating that they agreed with the disclosures in the Form 8-K regarding the change of auditors was filed as Exhibit 16.1 to an amendment to that Current Report on Form 8-K filed November 21, 2001.

         The Board of Directors has appointed PricewaterhouseCoopers to serve as the Company's independent auditors for fiscal year ending February 29, 2004. A representative of PricewaterhouseCoopers is expected to be present at the Annual Meeting, with an opportunity to make a statement, if he so desires, and to respond to appropriate questions at the meeting.

         Fees billed to the Company by PricewaterhouseCoopers during the fiscal year ended February 28, 2003 were as follows:

         Audit fees - PricewaterhouseCoopers, LLP billed an aggregate of $95,000 in fees for services rendered for the annual audit of the Company's consolidated financial statements for the fiscal year ended February 28, 2003. The Company had also paid $18,750 to PricewaterhouseCoopers for quarterly reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q.

         Financial Information System Design and Implementation Fees - None.

         All other Fees - PricewaterhouseCoopers billed an aggregate of $0 in other fees.

       The Audit Committee has reviewed the amount of fees paid to PricewaterhouseCoopers for audit and non-audit services, and concluded that since no non-audit services were provided and no fees paid therefore, they could not have impaired the independence of PricewaterhouseCoopers.

                             SOLICITATION STATEMENT

     The cost of this solicitation of proxies will be borne by the Company. Solicitation will be made primarily by mail, but the Company's regular employees may solicit proxies personally or by telephone, electronic transmission, facsimile transmission or telegram. Brokers, nominees, custodians and fiduciaries are requested to forward solicitation materials to obtain voting instructions from beneficial owners of shares registered in their names and the Company will reimburse such parties for their reasonable charges and expenses.

                                    GENERAL

     The management of the Company does not know of any matters other than those stated in this Proxy Statement which are to be presented for action at the meeting. If any other matters should properly come before this meeting, it is intended that proxies in the accompanying form will be voted on any such matters in accordance with the judgment of the persons voting such proxies. Discretionary authority to vote on such matters is conferred by such proxies by the persons voting them.

     THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON BEING SOLICITED BY THIS PROXY STATEMENT, UPON WRITTEN REQUEST, ADDITIONAL COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED FEBRUARY 28, 2003 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. ALL SUCH REQUESTS SHOULD BE DIRECTED TO ALAN LEVY, ATC HEALTHCARE, INC., 1983 MARCUS AVENUE, LAKE SUCCESS, NEW YORK 11042.

     Insofar as any of the information in this Proxy Statement may rest peculiarly within the knowledge of persons other than the Company, the Company has relied upon information furnished by them.

                                            By Order of the Board of Directors

                                            /s/ DAVID SAVITSKY
                                            DAVID SAVITSKY
                                            Secretary


Dated: June    , 2003

                              ATC HEALTHCARE, INC.

                                      PROXY

                         ANNUAL MEETING OF STOCKHOLDERS
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Stephen Savitsky and David Savitsky and each of them (with power of substitution) proxies of the undersigned to represent and vote, as designated below, all shares of Class A Common Stock, $.01 par value per share (the "Class A Common Stock"), and Class B Common Stock, $.01 par value per share (the "Class B Common Stock"), of ATC Healthcare, Inc., (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on August 12, 2003 and at any adjournment thereof. Each holder of shares of Class A Common Stock is entitled to cast one vote for each share held by such holder. Each holder of shares of Class B Common Stock is entitled to cast ten votes for each share held by such holder.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND FOR 2.

     In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the annual meeting.

     This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholders. If no direction is made, this Proxy will be voted "FOR" Item 1 and "ABSTAIN" Item 2.


                                                                     -----------
                                                                     SEE REVERSE
                                                                        SIDE
                                                                     -----------



[X]  Please mark your votes as in this example.






                                            WITHHELD AUTHORITY
                      FOR NOMINEE              FOR NOMINEE          NOMINEE FOR CLASS A DIRECTOR:

1. Election of
   Class A               [ ]                      [ ]                 David Savitsky
   Directors

                         [ ]                      [ ]                 Jonathan Halpert


2. Approval of an Increase in Authorized Shares of Class A Common Stock from
50,000,000 shares to 75,000,000 shares

                         For |_|             Against |_|              Abstain |_|

(Instruction: To withhold authority to vote for any individual nominee, write the nominee's name on the space below)


--------------------------------------------------------------------------------

SIGNATURE(S) DATE
            -----------------------------------------       --------------------

IMPORTANT: Please date and sign as your name appears above and return in the enclosed envelope. When signing as executor, administrator, trustee, guardian, etc., please give full title as such. If the stockholder is a corporation, this proxy should be signed in the full corporation name by a duly authorized officer whose title is stated.

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                              ATC HEALTHCARE, INC.

               (Under Section 242 of the General Corporation Law)



                  It is hereby certified that:

1. The name of the corporation is ATC Healthcare, Inc. (hereinafter referred to as the "Corporation").

2. The restated certificate of incorporation of the Corporation is hereby amended by deleting the first paragraph of Article FOURTH thereof and by substituting in lieu of said paragraph the following new paragraph:

                  "The Corporation shall be authorized to issue 76,564,936 shares which are divided into three classes consisting of (a) 75,000,000 shares of Class A Common Stock, par value $.01 per share; (b) 1,554,936 shares of Class B Common Stock, par value $.01 per share, and, (c) 10,000 shares of Preferred Stock, par value $.01 per share."

3. The remainder of Article FOURTH will not be amended and will remain unchanged in its entirety.

4. The amendment of the restated certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

Dated:  ___________, 2003.


                              ATC HEALTHCARE, INC.


                               By:
                                   ---------------------------------------------
                                      Name:
                                     Title:

Exhibit A

                             AUDIT COMMITTEE CHARTER
                OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     The Audit Committee is appointed by the Board to assist the Board in monitoring: (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements, (3) the independent auditor's qualifications and independence and (4) the performance of the Company's independent auditor.

     The Audit Committee shall have at least three members and shall consist solely of independent Directors, consistent with the listing standards of the American Stock Exchange. All members of the Audit Committee shall be able to read and understand financial statements, including the Company's balance sheet, income statement and cash flows statement, or shall become able to do so within a reasonable period of time after appointment to the Audit Committee. One or more of the members shall have past employment, experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual possessing financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. The Audit Committee shall meet at least four times annually in connection with the Company's preparation and filing of its Quarterly Reports on Form 10-Q and Annual Report on Form 10-K, or more frequently as circumstances dictate.

     The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Audit Committee. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Audit Committee shall pre-approve any auditing services provided by the independent auditor to the Company. In addition, the Audit Committee must approve in advance any permissible non-audit services, including tax services, provided to the Company by its independent auditor unless such non-audit services satisfy the following three criteria: (1) the aggregate cost of the services provided to the Company constitutes 5% or less of the total payments made to the independent auditor during that fiscal year, (2) the services provided were not recognized by the Company at the time of engagement as non-audit services, and (3) the services are promptly brought to the attention of the Audit Committee and are approved by the Audit Committee prior to completion.

The Audit Committee shall:

1. Review and reassess the adequacy of this Charter annually and submit it to the Board for approval.

2. Appoint and oversee the work of the independent auditor, which shall report to the Audit Committee.

3.    Determine the compensation to be paid to the independent auditor.

4. Evaluate the performance of the independent auditor and, if so determined by the Audit Committee, replace the independent auditor.

5. Obtain and review, at least annually, a report by the independent auditor describing: (1) the independent auditor's internal quality-control procedures, (2) any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditor, and any steps taken to deal with any such issues, and (3) all relationships between the independent auditor and the Company. Discuss such reports in regards to the auditor's independence with the auditor, and if so determined by the Audit Committee, take appropriate action to insure the independence of the auditor.

6. Set clear hiring policies for employees or former employees of the independent auditor.

7. Confirm with the independent auditor that the lead partner and reviewing partner are rotated after performing audit services for the Company for five consecutive years.

8. Review major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements.

9. Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements.

10. Review with management and the independent auditor, prior to inclusion in any report filed by the Company with the Securities and Exchange Commission, the Company's audited financial statements and quarterly financial statements, together with the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

11. Discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

12. Meet periodically with management, in person or by telephone, to review the Company's policies with respect to risk assessment and risk management.

13. Review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor or management.

14. Meet with the independent auditor prior to the audit to review the planning and staffing of the audit.

15. Obtain from the independent auditor assurance that Section 10 A of the Private Securities Litigation Reform Act of 1995 has not been implicated.

16. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, as modified or amended, relating to the conduct of the audit.

17. Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company's response to that letter. Such review should include:

         Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

         Any changes required in the planned scope of the audit.

18. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

19. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations.

20. Review with the Company's outside legal counsel legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

21. Conduct an appropriate review of all related party transactions on an ongoing basis and review potential conflict of interest situations where appropriate.

22. Engage independent counsel and other advisors the Audit Committee determines are necessary to carry out its duties.

23. Resolve disagreements, if any, between management and the independent auditor.

24. Report to the Board at least annually on the conduct of the audit committee's affairs.

     While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations or to assure compliance with laws and regulations.

     An Audit Committee member may not, other than in his or her capacity as a member of the Audit Committee, the Board, or any other Board committee accept any consulting, advisory, or other compensatory fee from the Company or have any other affiliation with the Company or any of its subsidiaries.

                                       28